SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 25 TO

                     REGISTRATION STATEMENT NUMBER 333-09611

                AMERICAN EXPRESS PREFERRED INVESTORS CERTIFICATE

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             IDS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6725
--------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

              IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
--------------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    Bruce A. Kohn - IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-2221
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 25 TO
                      REGISTRATION STATEMENT NO. 333-09611

Cover Page

Prospectus

Part II Information

Signatures

American Express Preferred Investors Certificate
Prospectus
April 26, 2000

Combines a competitive fixed rate of return with principal guaranteed by American Express Certificate Company.

American Express Certificate Company (AECC or AXP Certificate Company), a subsidiary of American Express Financial Corporation, issues American Express Preferred Investors Certificates. You may:


o Purchase this certificate in any amount from $250,000 through $5 million.

o        Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


This certificate is backed solely by the assets of AECC. See "Risk factors" on page 2p.

American Express Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.


The distributor is not required to sell any specific amount of certificates.


Issuer:
American Express Certificate Company
American Express Tower 10
Minneapolis, MN  55440-0010
800-862-7919 (toll free)


Distributor:
American Express Financial Advisors Inc.
An American Express company

Initial interest rates


AECC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates, generally referred to as the London Interbank Offered Rates (LIBOR). See "About the certificate" for more explanation.

Here are the interest rates in effect April 26, 2000:


                                         Simple                     Effective
                                        Interest                    annualized
Term                                     Rate*                       yield**
-------------------------- ---------------------------- ------------------------

   1 month
-------------------------- ---------------------------- ------------------------

   2 month
-------------------------- ---------------------------- ------------------------

   3 month
-------------------------- ---------------------------- ------------------------

   6 month
-------------------------- ---------------------------- ------------------------

  12 month
-------------------------- ---------------------------- ------------------------

  24 month
-------------------------- ---------------------------- ------------------------

  36 month
-------------------------- ---------------------------- ------------------------

* These are the rates for investments of $250,000. Rates may depend on the factors described in "Rates for new purchases" and "Promotions and pricing flexibility" under "About the certificate."

**   Assuming monthly compounding for 12 months and a $250,000 purchase.


These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of AECC and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for further information.

American Express Certificate Company may offer different rates for different distribution channels. For more information call 800 ___________. Certificates of deposits (CDs) with different rates may be available from American Express Centurion Bank, an affiliate of AECC, including high rate CDs through Membership Banking.


Risk factors

You should consider the following when investing in this certificate:


This certificate is backed solely by the assets of AECC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by AECC," "Regulated by government," "Backed by out investments" and "Investment policies" under "How your money is used and protected."

Table of contents

Initial interest rates
Risk factors

About the certificate                                            p
Read and keep this prospectus                                    p
Investment amounts and terms                                     p
Face amount and principal                                        p
Value at maturity                                                p
Receiving cash during the term                                   p
Interest                                                         p
Rates for new purchases                                          p
Promotions and pricing flexibility                               p
Additional investments                                           p

How to invest and withdraw funds                                 p
Buying your certificate                                          p
Two ways to make investments                                     p
Full and partial withdrawals                                     p
When your certificate term ends                                  p
Transfers to other accounts                                      p
Two ways to request a withdrawal or transfer                     p
Three ways to receive payment when you withdraw funds            p
Retirement plans: special policies                               p
Withdrawal at death                                              p
Transfer of ownership                                            p
For more information                                             p

Taxes on your earnings                                           p
Retirement accounts                                              p
Gifts to minors                                                  p
How to determine the correct TIN                                 p
Foreign investors                                                p
Trusts                                                           p

How your money is used and protected                             p


Invested and guaranteed by AECC                                  p


Regulated by government                                          p
Backed by our investments                                        p
Investment policies                                              p

How your money is managed                                        p


Relationship between AECC and American
   Express Financial Corporation                                 p


Capital structure and certificates issued                        p
Investment management and services                               p
Distribution                                                     p

Transfer agent                                                   p
Employment of other American Express affiliates                  p
Directors and officers                                           p
Independent auditors                                             p

American Express Certificates                                    p

Appendix                                                         p

Annual financial information                                     p
Summary of selected financial information                        p
Management's discussion and analysis of financial
   condition and results of operations                           p
Report of independent auditors                                   p

Financial statements                                             p

Notes to financial statements                                    p

About the certificate

Read and keep this prospectus


This prospectus describes terms and conditions of your American Express Preferred Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Preferred Investors Certificate as described in the prospectus, or to bind AECC by any statement not in it.


Investment amounts and terms


You may purchase the American Express Preferred Investors Certificate in any amount from $250,000 payable in U.S. currency. As its name suggests, this certificate is designed to offer attractive interest rates to investors with a large amount to invest. Unless you receive prior approval from AECC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which AECC will guarantee an interest rate. AECC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.


The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus                  At the end of a term,  interest credited to your  account
                      during the term
minus                 Any interest paid to you in cash
plus                  Any  additional  investments to your certificate
minus                 Any withdrawals, fees and applicable penalties

Principal may change during a term as described in "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 has earned $7,500 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $250,000 at the beginning of the next term. Your principal for the next term will equal:

              $500,000         Face amount (initial investment)
plus            $7,500         Interest credited to your account
minus              ($0)        Interest paid to you in cash
plus          $250,000         Additional investment to your certificate made in
                               the current term's
                               grace period
minus              ($0)        Withdrawals and applicable penalties or fees
              $757,500         Principal at the beginning of the next term

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds".

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).


AECC declares and guarantees a fixed rate of interest for each three-month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:


o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the Client Service Organization at the telephone numbers listed on the back cover.


Rates for new purchases


When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:


1 month Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate.

2 months Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 50 basis points below to 50 basis points above the three-month LIBOR rate.

6 months Within a range of 50 basis points below to 50 basis points above the six-month LIBOR rate.

12 months         Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.

24 months         Within a range of 25  basis  points  below to 75 basis
                  points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months         Within a range of 25  basis  points  below to 75 basis
                  points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments from $500,000 to $999,999, initial rates for specific terms are determined as follows:

1 month Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate.

2 months Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 75 basis points below to 25 basis points above the three-month LIBOR rate.

6 months Within a range of 75 basis points below to 25 basis points above the six-month LIBOR rate.

12 months         Within a range of 75 basis points below to 25 basis points above the 12-month LIBOR rate.

24 months         Within a range of 50  basis  points  below to 50 basis
                  points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months         Within a range of 50  basis  points  below to 50 basis
                  points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments from $250,000 to $499,999, initial rates for specific terms are determined as follows:

1 month Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate.

2 months Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 125 basis points below to 25 basis points below the three-month LIBOR rate.

6 months Within a range of 125 basis points below to 25 basis points below the six-month LIBOR rate.

12 months         Within a range of 125 basis points below to 25 basis points below the 12-month LIBOR rate.

24 months         Within a range of 100 basis points below to zero basis
                  points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months         Within a range of 100 basis points below to zero basis
                  points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

Although the minimum investment is $250,000, in the event that your investment is less than the minimum, the range of initial rates for any given term will be 100 basis points less than the corresponding range of rates for an investment of $250,000.


For example, if the LIBOR rate published on the date rates are determined with respect to a six-month certificate is 6.50%, the rate declared on a six-month American Express Preferred Investors Certificate between $500,000 and $999,999 would be between 5.75% and 6.75%. If the LIBOR rate published for a given date with respect to 12-month deposits is 7.00%, AECC's rates in effect for that date for the 24- and 36-month American Express Preferred Investors Certificates between $500,000 and $999,999 would be between 6.50% and 7.50%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by AECC is published in The Wall Street Journal.


Rates for new purchases are reviewed and may change daily. The rate that is in effect for your chosen term will be the higher of:


o the rate in effect for your chosen term on the date your application is accepted at AECC's corporate office,

o or the rate in effect for your chosen term on the business day preceding the date your application is accepted at AECC's corporate office.


The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Promotions and pricing flexibility


AECC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries or affiliates. We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.


These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. If LIBOR is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.


Additional investments


You may make investments within 15 calendar days after the end of a term (the grace period). About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise, to find out your term end date and/or the current interest rate, contact the Client Service Organization at the telephone numbers listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. Your confirmation will show the applicable rate. However, unless you receive prior approval from AECC your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million.


How to invest and withdraw funds

Buying your certificate


Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor - for example, through a direct marketing channel - you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."


Purchase policies:
o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by writing the Client Service Organization at the address on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will earn interest at the rate declared for your current term.


o AECC has complete discretion to determine whether to accept an application and sell a certificate.


A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:


Regular mail:                                        Express mail:
American Express                                     American Express
Financial Advisors Inc.                              Financial Advisors Inc.
70250 AXP Financial Center                           Client Service Organization
Minneapolis, MN  55474                               733 Marquette Ave.
                                                     Minneapolis, MN  55440-0010


2
By wire

For investment into an established account, you may wire money to:

Norwest Bank Minnesota
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name).


If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly.


o    Minimum amount you may wire: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, AECC and Norwest Bank Minnesota are open for business.


o Wire purchases are completed when wired payment is received and we accept the purchase.


o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.


o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.


o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

     To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day.
     Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, semiannual or annual basis or end of term.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Partial withdrawals during a term must be at least $100. You may not make a partial withdrawal if it would reduce your certificate balance to less than $250,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term,

o    then from the principal of your certificate.

Any withdrawals, (other than of interest credited) during a term are deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a two-year term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. We would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate.
Your new balance would be $925,540.

Total investments                                          $1,000,000
Interest credited                                             $27,000
                                                         ------------
Total balance                                              $1,027,000

Requested check                                              $100,000
Credited interest withdrawn                                  ($27,000)

Withdrawal charge percent                                           2%
Actual withdrawal charge                                       $1,460

Balance prior to withdrawal                                $1,027,000
Requested withdrawal check                                  ($100,000)
Withdrawal charge                                             ($1,460)
                                                        --------------
Total balance after withdrawal                               $925,540

Additionally if you make a withdrawal during a certificate month, you will lose the entire amount of accrued but uncredited interest for the month on the amount withdrawn. Reducing your amount below $1 million would also cause it to earn interest at a lower rate.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise to find out your term end date and/or the current interest rates, contact the Client Service Organization at the telephone number listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. When your certificate term ends we will automatically renew your certificate for the same term unless you notify us otherwise.

If you wish to select a different term, you must notify us either by telephone or in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. If you decide to cancel your certificate within this 15 day period you will earn interest at the rate declared for your current term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:


o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.


o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

Transfers to other accounts


You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).


Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o    Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:


Regular mail:
American Express Financial Advisors Inc.
70250 AXP Financial Center
Minneapolis, MN  55474


Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $250,000. If the balance would be less than $250,000, we will deduct the fee from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.


o    Bank account must be in same ownership as AECC account.


o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership


While this certificate is not negotiable, AECC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.


For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.


If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.

Taxes on your earnings


Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings equal to and over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, "Proceeds from Broker Transactions."


Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.


AECC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. AECC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.


Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors


The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,400 for the year 2000 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.


Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------


Individual or joint account                             The individual or one of the owners listed on the
                                                        joint account


------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------


A revocable living trust                                The grantor-trustee
                                                        (the person who puts the money into the trust)


------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------


For details on TIN requirements, ask your financial advisor or contact your local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification." You also may obtain the form on the Internet at (http://www.irs.gov/prod/forms_pubs/).


Foreign investors


If you are not a citizen or resident of the United States (nonresident alien), you must supply AECC with Form W-8, Certificate of Foreign Status, when you purchase your certificate. You must also supply both a current mailing address and an address of foreign residency, if different. AECC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8 in effect before January 1, 2001, must be resupplied by you every three calendar years.


Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Changes in tax regulation: The U.S. Internal Revenue Service has issued new regulations changing the certification requirements for nonresident aliens. As a result of the changes, new Forms W-8 have been designed and are available for use. American Express Certificate Company will need the new forms on file for all clients by January 1, 2001. Depending on your status, you may provide us with any one of four new Forms W-8. Most clients will use Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, but consult your tax advisor to ensure that you are using the correct form. The new Forms W-8 must be resupplied every four calendar years, up from three years with the current form.

A few other changes may affect you. Foreign trusts must apply for a permanent U.S. individual tax identification number (ITIN). Individuals applying for benefits under a tax treaty will have additional requirements.

Withholding taxes: If you fail to provide a Form W-8 as required above, you will be subject to backup withholding on interest payments and withdrawals from certificates.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, AECC generally will not act on instructions with regard to the certificate unless AECC first receives, at a minimum, a statement from persons AECC believes are knowledgeable about your estate. The statement must be satisfactory to AECC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to AECC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.




Trusts: If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.


Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected


Invested and guaranteed by AECC

AECC, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Preferred Investors Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1999.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,

o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government


Because the American Express Preferred Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Preferred Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1999, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

As a condition to regulatory relief from the SEC, AECC has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC is not obligated to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, AECC has entered into a written, informal agreement with the Minnesota Commerce Department to maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.


Backed by our investments


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1999:


Type of investment                                      Net amount invested


Corporate and other bonds
Government agency bonds
Preferred stocks
Mortgages
Municipal bonds

As of Dec. 31, 1999 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1999 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


Investment policies


In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:


Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."


The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 1999, AECC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed


Relationship between AECC and American Express Financial Corporation

AECC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

AECC files reports on Form 10K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before AECC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. AECC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1999, AEFC managed or administered investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:


o travel related services (including American Express(R) Card operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries) and Travelers Cheque and related services.


Capital structure and certificates issued


AECC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1999, AECC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1999, AECC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.


All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or AECC as defined in the federal Investment Company Act of 1940.


For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

                                                       Percentage of
Included assets                                     total book value

First $250 million                                       0.750%
Next 250 million                                         0.650
Next 250 million                                         0.550
Next 250 million                                         0.500
Any amount over 1 billion                                0.107


Included assets are all assets of AECC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.


Advisory and services fee for the past three years:

                                                                Percentage of
Year                           Total fees                     included assets


1999                           $ _________                          ___%
1998                           $ 9,084,332                         0.24
1997                           $17,232,602                         0.50




Estimated advisory and services fees for 2000 are $__________.

Other expenses payable by AECC: The Investment Advisory and Services Agreement provides that we will pay:


o        costs incurred by us in connection with real estate and mortgages;

o        taxes;

o        depository and custodian fees;

o        brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc. we pay for the distribution of this certificate as follows:

o    0.165% of the initial payment on the issue date of the certificate, and

o 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.


This fee is not assessed to your certificate account.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1999. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 2000.


See Note 1 to financial statements regarding deferral of distribution fee expense.


In addition, AECC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, AECC may pay or permit other promotional incentives, in cash or credit or other compensation.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or AECC, approved these distribution agreements.


Transfer agent


Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.


Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers


AECC's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $___________ during 1999 to directors not employed by AEFC.


Board of directors

Rodney P. Burwell
Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.


Charles W. Johnson
Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Jean B. Keffeler
Born in 1945. Director beginning in 1999. Independent management consultant.


Richard W. Kling
Born in 1940. Director since 1996. Chairman of the board of directors from 1996 to 2000. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B..


Thomas R. McBurney
Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.


Paula R. Meyer*
Born in 1954. President since 1998. Piper Capital Management (PCM) President from 1997 to 1998. PCM Director of Marketing from 1995 to 1997. PCM Director of Retail Marketing from 1993 to 1995.

Pamela J. Moret*
Born in 1956. Director since December 1999. Chair of the board of directors since January 2000. Senior vice president - Investment Products since November 1999. Vice president - Variable Assets & Services from 1997 to 1999. Vice president - Retail Services Group from 1996 to 1997. Vice president Communications from 1992 to 1996. Various attorney positions in General Counsel's Office from 1982 to 1992.

*"Interested Person" of AECC as that term is defined in Investment Company Act of 1940.

Executive officers


Paula R. Meyer
Born in 1954. President since 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since 1997. Vice president and corporate treasurer of AEFC since 1997. Controller, American Express Technologies-Financial Services of AEFC from 1997 to 1997. Controller, Risk Management Products of AEFC from 1994 to 1997. Director of finance and analysis, Corporate Treasury of AEFC from 1990 to 1994.


Timothy S. Meehan
Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.



Philip C. Wentzel
Born in 1961. Vice president and controller of AECC since January 2000. Vice president - Finance, Insurance Products of AEFC since 1997. Vice president and controller of IDS Life since 1998. Director, Financial Reporting and Analysis - IDS Life from 1992 to 1997.


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.


AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements for each of the years in the three-year period ended Dec. 31, 1999. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.

American Express Certificates

Other certificates issued by AECC: Your American Express financial advisor can give you more information on five other certificates issued by AECC. These certificates offer a wide range of investment terms and features.

American Express Cash Reserve Certificate - A single payment certificate that permits additional investments on which AECC guarantees interest in advance for a three-month term.

American Express Flexible Savings Certificate - A single payment certificate that permits additional investments and on which AECC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

American Express Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

American Express Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

American Express Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with AECC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference*

800-862-7919               American Express Easy Access Line
                           Account value, cash transaction information, current rate information (automated response for Touchtone(R) phones only)

800-862-7919               Client Service Organization
                           Withdrawals, transfers, inquiries

800-846-4852               TTY Service For the hearing impaired

*You may experience delays when call volumes are high

American Express Preferred Investors Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Web site address: http://www.americanexpress.com/advisors

Distributed by American Express Financial Advisors Inc.


6492

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect.
                  See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

1996              IDS Special Deposits*                         41,064,846.74
1997              American Express Special Deposits            182,788,631.00
1998              American Express Special Deposits             91,416,078.00
1999              American Express Special Deposits            50,132,542.00

* Renamed American Express Special Deposits in April 1996.

(b) Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c) Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $301,946.44 in 1996, $592,068.70 in 1997, $967,791.95 in 1998
and $877,981.60 in 1999.

(d) Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1.    (a)  Copy of  Distribution  Agreement  dated  November  18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

               (b) Copy of Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577 is incorporated herein by reference.

         2.         Not Applicable.

         3.    (a)  Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

               (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

               (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

               (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

               (e) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

         4.         Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective
                    Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

         6. through 9. --  None.

         10.   (a)  Investment   Advisory   and   Services   Agreement   between
                    Registrant and  IDS/American  Express Inc. dated January 12,
                    1984, filed  electronically as Exhibit 10(b) to Registrant's
                    Post-Effective Amendment No. 3 to Registration Statement No.
                    2-89507, is incorporated herein by reference.

               (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

               (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

               (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

               (e) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

               (f) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 9 to Registration Statement No. 33-26844, is incorporated herein by reference.

               (g) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (h)  Consulting  Agreement  dated December 12, 1994,  between IDS
                    Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

               (i) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

               (j) Form of Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

               (k) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

               (l) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

               (m) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                    America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

         11. through 22. -- None.

         23. Consent of Independent Auditors' Report to be filed with a subsequent post-effective amendment to this registration statement.

         24.   (a)  Officers' Power of Attorney,  dated September 8, 1998, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503, is incorporated herein by reference.

               (b) Directors' Power of Attorney, dated April 26, 1999, filed electronically as Exhibit 24(a) to Registrant's March 31, 1999 Quarterly Report is incorporated herein by reference.

               (c) Director's Power of Attorney, dated December 21, 1999, filed electronically as Exhibit 24(c) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, is incorporated herein by reference.

         25. through 27. -- None.

(b) The financial statement schedules for IDS Certificate Company will be filed with a subsequent post-effective amendment to Registration Statement No. 2-55252 for Series D-1 Investment Certificate.

Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 21st day, of January, 2000.

IDS CERTIFICATE COMPANY



                                             By: /s/ Paula R. Meyer*
                                             Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities on the 21st day, of January, 2000.


Signature                                    Capacity

/s/ Paula R. Meyer* **                       President and Director
Paula R. Meyer                               (Principal Executive Officer)

/s/ Jeffrey S. Horton*                       Vice President and Treasurer
Jeffrey S. Horton                            (Principal Financial Officer)

/s/ Jay C. Hatlestad*                        Vice President and Controller
Jay C. Hatlestad                             (Principal Accounting Officer)

/s/ Rodney P. Burwell**                      Director
Rodney P. Burwell

/s/ Charles W. Johnson**                     Director
Charles W. Johnson

/s/ Jean B. Keffeler**                       Director
Jean B. Keffeler

/s/ Richard W. Kling**                       Director
Richard W. Kling

/s/ Pamela J. Moret***                       Director
Pamela J. Moret

/s/ Thomas R. McBurney**                     Director
Thomas R. McBurney

*Signed  pursuant to Officers'  Power of Attorney dated  September 8, 1998 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.



/s/Bruce A. Kohn
Bruce A. Kohn



**Signed pursuant to Directors' Power of Attorney dated April 26, 1999 filed electronically as Exhibit 24(a) to Registrant's March 31, 1999 Quarterly Report, incorporated herein by reference.



/s/Bruce A. Kohn
Bruce A. Kohn



***Signed pursuant to Director's Power of Attorney dated December 21, 1999 filed
electronically  as  Exhibit  24(c)  to   Post-Effective   Amendment  No.  19  to
Registration Statement No. 33-26844, incorporated herein by reference.



/s/Bruce A. Kohn
Bruce A. Kohn

January 21, 2000



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, D.C. 20549-1004

Attn:    Document Control -EDGAR
         Ms. Patsy Mengiste

RE:      IDS Certificate Company (IDSC)
         Post-Effective Amendment No. 25
                  American Express Preferred Investors Certificate: 333-09611

Dear Ms. Mengiste:

Enclosed and filed electronically is Post-Effective Amendment No. 25 to the above referenced registration statement. This amendment is filed under the Securities Act of 1933 for IDSC.

As you may recall, we have filed this prospectus in the past as part of a joint filing for which we used registration statement no. 2-95577, IDS Flexible Savings Certificate. The most recent post-effective amendment number for that registration statement was no. 24, which was filed on April 19, 1999. Consequently, this filing uses no. 25 as the initial post-effective amendment number.

The changes that have been made since Post-Effective Amendment No. 24 filed on April 19, 1999 are redlined. Please note that we contemplate changing the name of the company to American Express Certificate Company in April. Please also note that we have removed from the second page of this and other prospectuses a description of the Year 2000 risk factor.

Please direct your  questions or comments on this filing to Terry  Vestermark at
(612) 678-2132 or me at (612) 671-2221.

Thank you.


/s/Bruce Kohn
Bruce Kohn
Vice President and General Counsel
IDS Certificate Company



BK/TV/lal